Exhibit 99.1

American Lorain Corporation
Second Quarter 2010 Earnings Conference Call
August 11, 2010

Operator:

Ladies and gentlemen thank you for standing by, and welcome to the American Lorain Second Quarter 2010 Earnings Conference Call. During today’s presentation all parties will be in a listen-only mode. Following the presentation the conference will be open for questions. If you have a question at that time, please press the star followed by the one on your touchtone phone. And at any time during the call please press star, zero for Operator assistance. For participants using speaker equipment, it may be necessary to pick up your handset before making your selection. This conference is being recorded today, Wednesday, August 11th, 2010. I would now like to turn the conference over to Mister John Mattio. Go ahead, sir.

John Mattio:

Thank you very much, Operator. Good morning everybody. Joining us today from China are American Lorain’s Chairman and CEO, Mr. Si Chen, and the Company’s CFO, Mr. Alan Jin. Mr. Chen and Mr. Jin will review and comment on financial and operational results for the second quarter of its fiscal year 2010 ended June 30th, 2010. After the company presentation the management team will answer questions.

I would like to remind our listeners that on this call management’s prepared remarks contain forward-looking statements, which are subject to risks and uncertainties, and management may make additional forward-looking statements in response to your questions. Therefore, the Company claims the protection of the Safe Harbor for forward-looking statements that is contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements related to the business of American Lorain Corporation and its subsidiary companies can be identified by the use of forward-looking terminology such as believes, expects, or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including all business uncertainties relating to product development, marketing, customer lists, raw material costs, market acceptance, future capital requirements, competition in general, and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated, or expected. American Lorain Corporation is under no obligation to update or alter its forward-looking statements, whether it’s a result of new information, future events, or otherwise.

For those of you unable to listen to the entire call at this time, an audio replay of this call will be available for seven days from Viavid. Information about the webcast or your replay, and the call replay is available in the press release issued on August 5th, and can also be obtained from HC International upon request. As a reminder, the webcast version of this conference call is available through August 11, 2011.

At this time I would like to introduce American Lorain’s Chairman, Mr. Si Chen. Mr. Chen’s prepared remarks will be translated by Mr. Jin. (Chinese spoken).

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Ladies and gentlemen, welcome to American Lorain’s Second Quarter Earnings Conference Call. We had a very good quarter for these three months ended June 30th, 2010. And we have seen the results of our new strategy, and this quarter we are very happy to see that it meets the original plan of the company.

Si Chen:

(Chinese spoken)

Alan Jin:

We continue to expand our distribution network, much as in China, but also in markets outside of the country. We have made very good progress. We have been negotiating with distributors in Japan, South Korea, Malaysia, and the United States to start getting our products and our own brand Lorain.

Si Chen:

(Chinese spoken)

Alan Jin:

Actually we’ve had a very exciting third and fourth quarter. And I believe the sales of our chestnut products, as well as the bean product, Lunch Box products, and the cold dish products will contribute significant increase in our revenue in the third and the fourth quarter of the year.

Si Chen:

(Chinese spoken)

Alan Jin:

Now let’s go to details about performance in the second quarter of 2010.

Thank you, Mr. Chen. Now before I go into the financial review of our second quarter earnings, and the six months performance in 2010, I would like to provide a brief overview of our business for new or prospective shareholders on this call.

American Lorain is based in Shandong Province in the town of Junan of China. American Lorain Corporation develops, manufacturers, and sells various food products, which include a Lorain brand and chestnut product, convenience food products, and frozen food.

We currently sell over 230 products in 26 provinces and administrative regions in China, as well as to 42 foreign countries. Our sales and distribution network is comprised of direct sales team, agents, distributors, and dealers who service more than 5,200 retail points throughout China. These retail locations include well known global food retailers like Wal-Mart and Carrefour®, convenience store chains like 7-11 and Watson, and dozens of large to medium size Chinese food retail chains throughout China. We operate through four direct and indirect subsidiaries and one leased factory located in China.

I would like to start out by summarizing our performance in the second quarter of 2010.

For the quarter ended June 30th, 2010, our revenue was $29.2 million, up 21.9% from the second quarter of 2009, with our convenience food sales improving 62.6% year-over-year. Our gross profit was $6.7 million, up 27% from the second quarter of 2009, with gross margin of 23%, a 90 basis point improvement over the second quarter of 2009. Operating income margin was 15.7% for the quarter, a 255 basis point improvement over 2009. Our net income was $2.7 million, up 44.4% from the second quarter of 2009, with earnings per diluted share of $0.10 based on 26.8 million shares.

Our revenue for the second quarter of 2010 was $29.2 million, up 21.9% from $24 million for the quarter ended June 30th, 2009. The increase was primarily due to a higher sales contribution from our convenience food segments, which grew by 62.6% quarter-over-quarter. In the second quarter of 2010 our revenues from convenience food products were 35.1% of total revenue for the quarter, an increase from 28.9% over the first quarter of 2010.

Products in the American Lorain’s convenience food product line included ready to eat meals, and the snack foods, ready to heat Lunch Box entrees, and the self heating meals for military personnel. We have developed and launched more than 100 convenience type foods in the Chinese markets, and are leveraging our longstanding distributor in the retail networks from our chestnut business to introduce the Lorain brand in the convenience food to our 5,200 retail points in 26 provinces in China.

We introduced to the market two new products in the convenience food category around the end of 2009, and have been promoting these products through our distribution network in China. These products are bean products, Lunch Box products, and cold dish products. The revenue generated from these products during the second quarter was $3.4 million, $0.7 million, and $1.9 million for bean, Lunch Box, and the cold dish products respectively.

We will continue to promote new products, which we believe will be the key revenue driver for the company in the future, and will work with agents and the distributors to build our distribution network in China. We currently work with over 300 Chinese distributors. Working with these distributors allows us to expand into new marketplace more efficiently and effectively. It also helps us cut down our receivables and incur our cash positions.

Chestnut is our core product line, includes more than 50 varieties of different chestnuts, and chestnut-based snack foods. Sales in this category increased 7.3% from the second quarter of 2009, and met our expectations for the quarter. Our chestnut business accounted for 51% of the Company’s revenues, and is derived from a combination of domestic and international sales of chestnut and chestnut-based snack foods. Our sales in China accounted for 75.4% of chestnut sales, and our export market accounted for the balance of the revenues in which Japan, Korea, and the United Kingdom remained our largest export markets.

Our frozen foods are sold in bulk to commercial customers in export markets, and the quick service restaurant chains like KFC and the Pizza Hut restaurant in China. Sales on frozen foods, including frozen vegetables and certain frozen foods accounted for about 14% of revenue in the second quarter of 2010. American Lorain only serviced a select group of commercial accounts, and we are not actively growing this business segment due to its lower margin profile.

Our gross profits for the second quarter of 2010 were $6.7 million, a 27% increase from $5.3 million in the second quarter of 2009, as a result of an increase in revenue. Overall gross profit margin was 23% for the second quarter, compared to 22.1% for the second quarter of 2009, as sales of higher margin chestnut and convenience foods accounting for a higher percentage of revenue in the quarter.

Historically, our gross margins for each product category fall into these ranges: chestnut, the average gross margin ranges from 25 to 28%; convenience food products 22 to 24%; and the frozen food product 15 to 18%.

Operating income for the quarter increased by 45.5% to $4.6 million, with operating margin of 15.7% versus the $3.2 million and operating margins of 13.2% recorded in the second quarter of 2009. Our sales and marketing expense, and the general and administrative expense remain flat quarter-over-quarter at approximately $2.1 million. Net income for the quarter was $2.7 million, an increase of 44.4% from $1.9 million in the same period in 2009.

Based on 20.75 million fully diluted shares outstanding, earnings per diluted share were $0.10 per share, a 35.9% increase over the prior year.

Now on to our six months results. Our revenue for the six months of—for the first six months of 2010 was $53.8 million, a 19.1% increase from $45.2 million in the prior year’s period. For the first six months in 2010 domestic sales accounted for 81.2% of total revenue, while international sales accounted for 18.8%, with Japan and South Korea, two of our key export markets where we primarily sell Chestnut, contributing 7.9% and the 4.5% of total sales respectively. A trend of increased domestic revenue is consistent with the Company’s strategy to gain market share with Chinese consumers.

Among the total revenue, Chestnut contributed $27.8 million, which is a 4.8% increase, compared with $26.5 million in the same period of 2009. Convenience food products contributed $17.4 million, or a 136% increase over $7.3 million in the same period of 2009. Frozen food had $8.6 million, that was about a 24% decrease from $11.3 million in the same period of 2009.

Our gross profit in the first half of fiscal year 2010 was $12.4 million, an increase of 19% from $10.5 million in the prior year’s corresponding period. And our gross profit margins remained constant at 26.1% for the six months ended June 30th, 2010. Operating income in the first half of 2010 was $8 million, with operating margin of 14.7%, which represented a 28.5% dollar increase from $6.2 million in the prior year’s period.

Our net income for the first half of fiscal year 2010 was $4.5 million, compared to $3.6 million in 2009, which is a 25.7% increase year-over-year. Our earnings per weighted average diluted share was $0.17 based on 26.75 million diluted shares. Based on our view of the second half of the year, we expect we will meet our guidance of 182 to $190 million in revenue, and 17.8 to $19 million in net income.

Our business still has a seasonal pattern due to the heavy weight Chestnut product line has in total value. The next two quarters will be very busy for the company as chestnut harvest season begins. We expect the revenue generated from Chestnut and the convenience food industry to increase significantly in the second half of the year.

As of June 30th, 2010 we had $10.3 million in cash, down slightly by $1.8 million compared to that of December 31st, 2009. Our working capital was $45.5 million on June 30th, 2010, and accounts receivable turnover in days for the second quarter of 2010 was 63 days. Cash flow from operations were $5.5 million, and $10 million for the first six months of 2010 and 2009 respectively.

The capital expenditures for the first six months of 2010 was approximately $10 million, which was spent on the new convenience food production lines, and the frozen storage at our facilities in Shandong and Dongguan. With our strong cash flow generation and no additional capital expenditure planned for the second half of 2010, we expect to end the year in a strong financial position.

At this point I would like to conclude our prepared remarks of the quarter and open the floor to questions for our investors and analysts on the call. I understand many of you are bilingual or trilingual, but just for the benefit of the rest of the audience, when you ask a question, please use English, and I will do the translation for the benefit of the Chairman. Thank you very much. Operator.

Operator: Thank you, sir. Ladies and gentlemen, at this time we will begin the question and answer session. As a reminder, if you have a question please press the star, followed by the one on your touchtone phone. And if you would like to withdraw your question press the star, followed by the two. And if you are using speaker equipment, you will need to lift the handset before making your selection.

Our first question comes from the line of Joe Giamichael with Global Hunter. Go ahead, sir.

Joe Giamichael:

Good evening, gentlemen. Congratulations on the quarter. Alan, I may have missed it earlier, and I saw that it wasn’t in the release. But have you given an update on guidance? You were previously at 182 to 190 in revenue, and I think it was 17.8 to 19 in net.

Alan Jin:

We reiterate that we will meet the previously issued guidance. We didn’t make any change on regards to guidance.

Joe Giamichael:

Okay, great. And then just to talk about the convenience food segment a bit, you know, given the fact that there’s been a number of new product introductions, in your view are there any standouts in regards to the segment? And then also how do you—or how have you begun to track the sell-throughs for some of these new products?

Alan Jin:

For the new products, particularly bean Lunch Box and cold dish products?

Joe Giamichael:

Yes.

Alan Jin:

Okay. (Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

First, Chairman said these three key products, the bean products, Lunch Box products, as well as cold dish products are the key products to drive the future revenue growth of the company. And so far look at the performance of these three products in the first six months of 2010. The most, and the revenue generated was slightly lower than we expected, due to various market conditions, especially the sudden rise in the price of raw material of beans. Look at our numbers for the second quarter. We had about $60 million generated from these three products. And the Chairman is very confident that when we enter into the second half of 2010, we will definitely see a higher growth in these three products, and especially in the fourth quarter. The results coming out of the sales of these three products will be very exciting.

Joe Giamichael:

And Alan, I just—I know that you’ve, you know, expanded the bean capacity, as well as I guess shifted some of the utilization around for your other facilities. Where do you stand in regard to your facility utilization rates now? And I know that you said you had no cap ex plans for balance of 2010, but I guess more generally, sort of where and when would you expect to add capacity?

Alan Jin:

The Company (unintelligible). And in Q1 and Q2, which is historically relatively lighter season, a utilization of the existing capacity is somewhere between 40 to 50%. And we expect that our utilization rates will increase significantly when the chestnut season begins in Q3, and reaches the peak in Q4. With the addition of the new bean production lines, as well as the multi-purpose convenience food production lines in our Shandong facility, we expect that at least for 2010 we don’t need to add any more capacity to meet the growing demand of our products.

We increased some capital expenditure in Q2, mostly to build a frozen storage for our Dongwon facility, which is primarily focusing on the cold dish products. The cold dish products have very short shelf life, and for the Dongwon facility, that gets it from the other facility which is located close to raw material. That particular facility is located to the market. So we think it’s safer to have our own frozen storage rather than lease external storage. But having said that, it doesn’t change the company’s strategy to leased additional production lines in the future if there’s a need to expand further our production capacity. So we don’t expect we will increase our investment as expected in the second half of 2010. In the current capacity, especially with the new addition of capacity until (unintelligible) the growing demand of our products.

Joe Giamichael:

Okay, great. And then just one last question and I’ll get out of the way. Can you give us an update on the Kimchi acquisition, and then just talk a little bit about what that would potentially add in terms of distribution and/or just sort of new points of sale?

Alan Jin:

We expect to complete that acquisition of the Kimchi facility before the end of September. And the instant benefits of this acquisition is the addition of the production capacity on the Korean type of Kimchi products. It should be very nice addition to the current cold dish product category that we have. And that company has also built up a very extensive distribution network outside of China, in Japan and the Korea, which is a nice addition to the existing chestnut distribution network that we have. We will fully utilize the production capacity and the leverage on our existing domestic distribution network to start selling Kimchi products, as well as export the products and leverage on its existing distribution network in Japan and the South Korea.

Joe Giamichael:

Excellent. Thank you very much, congratulations on the quarter.

Alan Jin:

Thank you, Joe.

Operator:

And our next question comes from the line of Echo He with Maxim Group. Go ahead, please.

Echo He:

Hi, Alan. (Chinese spoken). Okay, my first question is about the revenue side. For the first two quarters of this year you improved the revenue by 19% year-over-year. And obviously you had—you achieved 25% of full year growth, you probably have some catch up to do in the second half. I just wondered what, for each product line, chestnut, convenience food, and the frozen food, what do you see the growth projection in the second half of the year?

Alan Jin:

Okay. (Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

The Chairman expects that in the second half of the year growth should come from the chestnut business as well as the convenience food business.

Echo He:

So basically you’re thinking that the frozen food should be flat year-over-year?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Echo He:

Okay. And the chestnut, you still maintain like 15 to 20% year-over-year growth for the full year, right?

Alan Jin:

(Chinese spoken)

Sin Chen:

(Chinese spoken)

Echo He:

Okay.

Alan Jin:

Okay. So just for the benefit of the rest of the audience, Chairman answered Echo’s previous question, which is that obviously the company is allocating more resources to the higher margin convenience food and chestnut products. But we do receive large orders on the frozen products from time to time, and actually for the second half of the year there may be a large order for each of these categories that we may receive. And if that actually happens, we may see a growth in the frozen category. But that doesn’t change our strategy to focus more of our resources on the higher margin chestnut and convenience food business. And to answer Echo’s second question, whether the Companies do expect a 15 to 20% growth in the chestnut category for 2010, Chairman said yes.

Echo He:

Okay. Thank you for that. Just—Alan, you just said in your prepared remark that in Lunch Box and cold dishes contribute like 3.7 million for the bean, and the rest of them, the contribution—that dollar sales, I didn’t get it. And also—

Alan Jin:

Okay. That’s—let me just repeat the numbers. And during the second quarter for the bean products revenue was $3.4 million. For the Lunch Box products, that’s $.7 million. And for the cold dish products, that’s $1.9 million. So add up total these three new type of products contribute about $6 million in the second quarter of 2010.

Echo He:

So what—how compared to last quarter?

Alan Jin:

Compared with Q1, the bean products had $2.4 million in Q1 of 2010. So we are looking at 42% growth in Q2 compared with Q1. And Lunch Box products had about $0.15 million in Q1. So we had about 400% growth in Q2, which was $0.7 million revenue realized from the Lunch Box products. And for the cold dish products in Q1 the revenue was $1.5 million. We are looking at about 30% increase in revenue in Q2 from the cold dish products. Add up total, in Q1 these new products had about $4 million in revenue.

Echo He:

Okay.

Alan Jin:

So we have about 51% increase in revenue from these three new type of products.

Echo He:

Okay, got you. That’s very nice. And next question, could you just give me a specific margin of your chestnut business this quarter, compared to the first quarter?

Alan Jin:

Specific margin for our chestnuts. The chestnut average margin is still in the same range. So like were you asking—

Echo He:

Would you mind to state a specific number? Or—

Alan Jin:

Okay. Specific number. I need to do some calculation. I can provide you the number later.

Echo He:

Okay, got you. And then—yes, that’s all my questions. Thank you so much. (Chinese spoken).

Alan Jin:

No problem.

Operator:

And our next question comes from the line of Tony Tian with Ladenburg Thalmann. Go ahead, sir.

Tony Tian:

(Chinese spoken).

Alan Jin:

Hi, Tony.

Tony Tian:

Hi. My first question is regarding your frozen chestnut summer sales.

Alan Jin:

Mm-hmm.

Tony Tian:

Is frozen chestnut now available at all the 250 Lorain brand counters?

Alan Jin:

So the question is if frozen chestnut is now available at the current 250 Lorain branded counters. Is that the question?

Tony Tian:

Yes. Is it available at all the 250 or not?

Alan Jin:

At this time you mean.

Tony Tian:

Yes.

Alan Jin:

Okay. (Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Okay, to answer Tony’s question Chairman said sales of frozen Open Bottom chestnuts, the summer promotion already started in the 250 Lorain branded chestnut counters.

Si Chen:

(Chinese spoken)

Alan Jin:

And we plan to increase that list to 1,000 branded counters for the summer promotion of frozen Open Bottom chestnut sales.

Tony Tian:

And then can you provide—and how much of your 2Q of sales is from the frozen chestnut in 2Q, and what’s your expectation for Q3?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

To answer Tony’s question, Chairman said because the summer promotion of frozen Open Bottom chestnut is something new and just launched this year. So by the end of June 30th, revenue realized from that part is not material among the revenue of other chestnut product sales. But he expects that the sales of frozen Open Bottom chestnuts will grow significantly, and will be one of the best selling products in the chestnut product category.

Tony Tian:

 In the 10-Q you mentioned that you’re targeting—actually just mentioned again, you’re targeting 1,000 Lorain branded counters. I’m wondering how many of the counters will be actually outside of China.

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Okay to answer Tony’s question, how many Lorain branded chestnut counters we plan to set up outside of China for the sales of frozen Open Bottom chestnuts and other chestnut products, the Chairman answered that we are doing trial sale in Taiwan right now in one of the most reputable supermarket chains in Taiwan. And if the trial sales receive very good feedback, and really is successful, then there is the potential for us to reach to over 2,400 supermarkets out of Taiwan with that supermarket chain. And we are working with over 10 supermarkets in Singapore to set up our branded counters, and also over 30 supermarkets in Malaysia to set up our branded chestnut counters. And also (Chinese spoken). And we have the same plans to set up branded counters in the United States. (Chinese spoken)

Tony Tian:

I think it is like 20 something in the U.S.

Alan Jin:

Yes, 20 something. Okay.

Tony Tian:

Okay follow-up question. In the U.S. did you make any progress and get FDA approval for your product in U.S. market?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Our chestnut products as well as the black bean products, peanut products, and some other snack food products are already starting in the United States through the distributors that we previously worked with. We obtained the relevant FDA approval on that, and the feedback we have received so far is encouraging. And the sales on all our products is about average compared with the other branded products.

Tony Tian:

And in your key export markets, like Japan and South Korea, in last quarter you mentioned in the press release that you see some rebound in the market after a weak year in 2009. I’m wondering, you know, do you see continued rebounding in this market in Q2, and as well as quarter to date and in this quarter?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Chairman Chen expects that the export market in Japan and—both Japan and South Korea are—the recovery is obvious. And he’s very excited to see the results in the second half of 2010 for our exports in both markets. Our products are already selling in over 600 supermarkets in Japan. The market has developed, and the exports from China to Japan is more and more accepted and welcomed by Japanese consumers because of the quality of the product, as well as the relatively cheaper price. So he sees a trend of increased consumption of the products that we produce, and he expects that either next two quarters the results will be more encouraging.

Tony Tian:

Thank you, Mr. Chen, thank you Alan.

Alan Jin:

Thank you, Tony.

Operator:

And our next question comes from the line of Joy Wang with Rodman & Renshaw. Go ahead please.

Joy Wang:

Hi, good morning. Well most of my questions have been asked, so I only have one more. So one is the chestnuts, which Alan you mentioned is 70—so 75.4% of the chestnut sales were domestic. What was this number in 1Q 2010? And same period last year, which is 2Q 2009?

Alan Jin:

I remember the percentage was rather lower, but I need to check the documents, Joy. On that particular number I can get back to you later.

Joy Wang:

Great. And then secondly, for the short-term cash that you had on the balance sheet, you know, last quarter that remains, you know, on the balance sheet, you know, this quarter, can it be converted to working capital at some point? Or is it, you know, can it be utilized into working capital?

Alan Jin:

You mean the short-term investments?

Joy Wang:

Yes.

Alan Jin:

Okay.

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Okay. Chairman expects that the short-term investments could be cashed out before the end of September. And he expects a profit of approximately 20%.

Joy Wang:

Okay. So in other words, the entire 9.4 million in short-term investments, you know, can be converted into working capital by September if needed? Is that a correct interpretation?

Alan Jin:

Correct. You should—it’s really cashed out before the end of September, you should no longer see the data on the balance sheets.

Joy Wang:

Yes, okay. Got it. And the third question is regarding Greenpia. Could you give us an update on the expected revenue contribution for the year?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Okay. Because the deal is not completed yet, the Chairman’s said, it is too early to give an update on the revenue impact from this acquisition. But he’s certainly confident that the revenue contribution from this acquisition should be meaningful, and justify this corporate action when we look at the revenue realized in 2011. He will do some work and let me get back to you, Joy, if you need the exact expectation from him on the revenue impact.

Joy Wang:

Okay, great. And so a quick follow-up is do we have a gross—an average gross margin number for the Kimchi product?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Korean Kimchi average gross margin of the domestic sales will be around 40%. It is one of those high margin products. Its export to Japan is around 30%. Its export to Korea is around 10%.

Joy Wang:

Okay, great. And then finally my last question, which is more of a qualitative one. Regarding the expansion and convenience sales, what kind of overlap or, you know, synergies are we seeing in the distribution channels, you know, relative to—is there any overlap in distribution with chestnuts? And also, you know, because you’ve, you know, ramped up, you know, over the years on the chestnut, you know, products, you know, pretty successfully, you know, what learnings can you apply, whether it’s in, you know, product mix, or distribution, you know, that you can apply to the convenience food channel? Thanks.

Alan Jin:

Joy, you are talking about the general convenience store? Or you are particularly talking about the acquisition Greenpia?

Joy Wang:

Here, I’ll narrow it down to, you know, what sort of overlap in distribution channel are you seeing between convenience foods and chestnut products?

Alan Jin:

We launched the convenience food category back to 2004. And one of the successes we achieved is the knowledge in existing distribution networks that we built up from the chestnut business to quickly promote and sell our convenience food products. So we don’t really have a separate distribution network for our convenience foods alone. So basically we have this extensive domestic distribution network built up from chestnuts that now applies to the sales of chestnuts and convenience foods, as well as our other products as well.

Joy Wang:

Okay, great. Are you able to get, you know, a little bit more negotiation power with your distributors, because now you have, you know, a broader array of products, you know, being supplied to them?

Alan Jin:

It’s more of the brand equities that we have of our products. Historically it is easier for us to negotiate our chestnut products because it’s established a reputation in the brand equity, maybe a little bit more difficult for the new products that we introduce to the market. That is why the Chairman is very keen on the continuous buildup of our brand recognition in the market. And also when we choose the distributor or agent to work with, we particularly work with those small or medium size distributors so that the Company may have advantage in negotiation. For those very large distributors that particularly cover one or multiple provinces, they are very powerful. So the advantage may not be on the company’s side, and we may have difficulty in negotiating a good term for ourselves when doing business with them.

Joy Wang:

Okay, great. Thank you.

Alan Jin:

Thank you, Joy.

Operator:

And our next question comes from the line of Biju Vasudevan with RedChip Companies. Go ahead, please.

Biju Vasudevan:

Hello gentlemen. Congratulations for the fantastic quarter. I’ve got a couple of questions. First question is regarding the new agreement that Lorain signed with Kungfu Catering and CSC management. Could you please give some color on how much revenue would this agreement contribute in 2010?

Alan Jin:

Okay.  (Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Okay. Roughly estimate that those chain restaurants should contribute around 5 to $6 million in revenue for 2010.

Biju Vasudevan:

Okay. This is your expected revenue for 2010?

Alan Jin:

Expected revenue contribution for 2010 from both restaurant chains.

Biju Vasudevan:

Okay. One more question, this is regarding the cost of revenue. We see a significant increase right in the cost of revenue year-on-year that is coming around 20.4 percentage. How much of this can we attribute to the rise in raw material cost? And do you have any specific hedging plans in place?

Alan Jin:

We don’t typically hedge the raw material, first because there’s no such product available in the market that we can purchase to hedge the price for raw chestnuts. And most of the cost of revenue is the raw material. Usually that’s over 80%. We don’t typically hedge, and currently we don’t have any plans to hedge in the future.

Biju Vasudevan:

Okay. Thanks a lot.

Alan Jin:

Thank you.

Operator:

Once again ladies and gentlemen, if you wish to ask a question it’s star, one on your touchtone phone at this time. Star, one to ask a question. Our next question comes from the line of Doug Estadt with Lambpartners.com. Go ahead, please.

Doug Estadt:

Hello. I haven’t heard any mention of the success or failure of the 7-11 trials in Guangzhou, of the Lunch Box product?

Alan Jin:

Okay. (Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Okay. The Chairman says the progress with 7-11, our Lunch Box sales, actually it’s lower than expected. We haven’t really got our Lunch Box products on sale on shelves. But currently what we sell to the stores are those Japanese type of shabu shabu products that you see in these Chinese food counter inside of 7-11 stores. They cook it right inside the store (unintelligible) other products from us. But we packaged the Lunch Box, we haven’t got on to the shelf, right, haven’t got there yet.

Doug Estadt:

Okay. But that’s still in the works to happen?

Alan Jin:

Yes we are still talking to them. Because 7-11 has a very strict process, and they—normally they move very slow. Typically if you walk into a 7-11 store, you look at their shelves, the package, the food, similar Lunch Box products, those brands that have seen in Guangzhou and the Hong Kong area for a very long time. Particularly what you will see probably is the Si Hai Yu Dan which is a local brand in Hong Kong and in Guangzhou for many years. Plus we are a new brand. And to enter into that area it is more difficult than we originally expected. But we are still working with 7-11 now.

Doug Estadt:

Okay, thank you very much.

Alan Jin:

Thank you.

Operator:

And our next question comes from the line of Peter Siris with Huamai. Go ahead.

Peter Siris:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Peter Siris:

(Chinese spoken). Okay Alan, I’ll defer to you.

Si Chen:

I can translate into English if you want.

Peter Siris:

No, I’ll try English. Thanks. I have two questions. The first was, you know, with all the bad weather and everything, the bean prices—a lot of the commodity prices had gone up earlier in the year. What are you seeing in terms of those pricing—the pricing there now?

Alan Jin:

Okay. (Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

The Chairman expects raw bean price will decrease significantly on the rest of 2010 because beans had a very good harvest. So the supply is sufficient to expect the price will drop significantly. However, on chestnuts we expect the price will go up, because the chestnuts actually expect less availability in the market. So we do have less chestnut available in the market for 2010. As a result the price will go up.

Peter Siris:

So how does—

Alan Jin:

The rest of—yes.

Peter Siris:

I’m just saying—excuse me, I didn’t—continue, Alan. I apologize.

Alan Jin:

That’s fine, Peter. What I want to say is he also mentioned that the rest of the commodities that we currently purchase and the raw material, the price on them is relatively stable.

Peter Siris:

So with bean products coming down, that should be very good for your business. Because the higher bean prices have hurt bean sales. Chestnut prices going up, how will that impact your business?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Chairman expects that the price for the finished product—finished chestnut products will also rise as a result of the rise raw material price. So his plan is to get into market as early as possible, and then buy as many as—chestnuts as possible so that we will have enough inventory to produce finished products, and then sell eventually at a much higher price.

Peter Siris:

Great. One more question. I want to go back to the question on the Lunch Boxes. Because the Lunch Boxes, I love the food in the Lunch Boxes. I think it’s a wonderful product. And so could you, you know, what other things are you doing to get those Lunch Boxes distributed, or build sales with the Lunch Boxes?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

There are basically three things we did to promote the sales of our Lunch Box products. First is to add more variety into the Lunch Box category so that consumers will have more choice. That will definitely help on the sales of the product. And two is to reach more retail points in existing markets we are in so that more consumers will see and try our product. That will help on the sales as well. And the third thing we did is to enter into new markets where we have never been to promote this product. So the Chairman believes that with these actions that we have taken, the Lunch Box sales should increase significantly.

Peter Siris:

Okay. Well as I say, you know, it’s—you guys have come up with some really good products. So I guess it’s just having to be a little patient until the distribution catches hold, right?

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

Chairman said he agrees with you that he also believes this is a fantastic product. One thing that he believes delayed the process is that when we enter into new markets and discuss with new supermarket chains or a distributor, oftentimes they charge more on a new product like Lunch Box. So that makes the whole negotiation more difficult. Otherwise, he believes that a promotional goal will deliver much better results.

Peter Siris:

Great. Well thank you very much.

Alan Jin:

Thank you, Peter

Operator:

And our final question comes from the line of Dale Ekner, private investor. Go ahead, sir.

Dale Ekner:

Guys, congratulations on the quarter. Obviously you’ve been in the chestnut business for a long time. I was just curious how far in advance are you able to secure your supply of chestnuts? It was just discussed that the price might be going up because of the harvest might be a little small this year. I was just wondering, you know, if you can secure a supply pretty far in advance? Or do you have to just kind of go in there and slug it out when the, you know, when the harvest gets closer?

Alan Jin:

Thank you. (Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

The Chairman mentioned a couple of things. First, that we are very well informed of the raw material price movements. And also we have enough facilities, typically the frozen storage facilities to keep those chestnuts that we are going to purchase. And also we already make available lots of capital, lots of cash so that we can go out very quickly to farmers and buy the chestnuts. And, you know, just want to give you a background introduction. American Lorain has four of its manufacturing facilities in China that were strategically located close to raw material. We have two facilities in Shandong, which is one of the major chestnut tree areas in China, and one in Beijing which is another chestnut tree area, and one in Luotian, that’s the third major chestnut tree area.

So 15 years ago we started building our facilities there so that our people and the manufacturing facilities can stay very close to the chestnut trees and to those farmers. And for many farmers that are still our supplier today, we have been working with them for over a decade, and established a very solid relationship. The market practice does not allow long-term contracts, so we cannot secure a three or five year supply contract. But because we stay close to them and we work with them year over year, and when we grow in size these suppliers just cannot afford losing us as their biggest customer.

And oftentimes when new players enter into the business they start planting chestnut trees. We give them technical guidance. We help them to plant chestnut trees, and we secure that once they can harvest from the tree they plant that they have somebody to sell the chestnuts. So that relationship we build with farmers is very solid. And we never had any problem in securing the supply from these farmers.

Dale Ekner:

Thank you very much.

Alan Jin:

Thank you.

Si Chen:

(Chinese spoken)

Alan Jin:

(Chinese spoken)

Operator:

Thank you, gentlemen. And there are no further questions at this time. I’ll turn it back to management for any closing remarks.

Alan Jin:

(Chinese spoken)

Si Chen:

(Chinese spoken)

Alan Jin:

First we want to thank you for your interest and participating in this call. We know that every one of you is very interested to know the progress of the sales of our new products, particularly the bean products, Lunch Box products, and the cold dish products. We are very confident that these products will be the key revenue driver for the Company’s future growth. And we are ambitious to be the—to be among the top three manufacturer of bean product in China, and that we be the manufacturer that provides to the market most varieties and top quality Lunch Box products. We are very excited about opportunities in front of us and very confident that the Company will have a very bright future. Again, want to thank you for joining us today on this call, and we look forward to speaking to you again at the next earnings conference call. Thank you.

Operator:

Ladies and gentlemen, that does conclude the American Lorain Second Quarter 2010 Earnings Conference Call. Thank you for your participation. You may now disconnect.